Exhibit 5.1
[Letterhead of Squire, Sanders & Dempsey L.L.P.]
March 9, 2006
U.S. Bancorp
800 Nicollet Mall
Minneapolis, Minnesota 55402
Ladies and Gentlemen:
     We have acted as counsel to U.S. Bancorp, a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) relating to the proposed sale by the Company from time to time, in one or more series, of (i) its debt securities, which may be either senior notes (the “Senior Notes “), subordinated notes (the “Subordinated Notes”), junior subordinated notes (the “Junior Subordinated Notes”) or debentures (the “Debentures” together with the Senior Notes Subordinated Notes and Junior Subordinated Notes, the “Debt Securities”); (ii) contracts for the purchase and sale of Preferred Stock or Common Stock (“Stock Purchase Contracts”); (iii) shares of its preferred stock (the “Preferred Stock”); (iv) the guarantees of payment by the Company (the “Guarantees”); (v) shares of its common stock (the “Common Stock”); (vi) depositary shares (the “Depositary Shares”) representing fractional shares of Preferred Stock and evidenced by depositary receipts; (vii) warrants to purchase Debt Securities (the “Debt Warrants”); (viii) warrants to purchase equity securities of the Company (the “Equity Warrants”); and (ix) units consisting of two or more securities, in any combination (the “Units”).
     The Debt Securities, Stock Purchase Contracts, Preferred Stock, Guarantees, Common Stock, Depositary Shares, Debt Warrants, Equity Warrants and Units are hereinafter collectively referred to as the “Securities”. The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and any supplements thereo.
     We have examined such documents, including the resolutions of the Credit and Finance Committee of the Board of Directors of the Company adopted on January 31, 2006 (the “Resolutions”), and have reviewed such questions of law, as we have considered necessary and appropriate for the purposes of our opinion set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant

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March 9, 2006

hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinion, we have relied upon certificates of officers of the Company and of public officials. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in each form incorporated by reference as exhibits to the Registration Statement.
     Based on the foregoing, we are of the opinion that:
     1. When the specific terms of a series of Debt Securities have been specified in a Supplemental Indenture or an Officer’s Certificate, which has been executed and delivered to the Trustee by an Authorized Officer (as defined in the Resolutions), such series of Debt Securities will have been duly authorized by all requisite corporate action and, when executed and authenticated as specified in the Indentures and delivered against payment therefor and as specified by an Authorized Officer, or when issued upon valid exercise of Debt Warrants that have been duly authorized by all requisite corporate action and validly issued, will constitute valid and binding obligations of the Company, enforceable in accordance with the terms of such series.
     2. When the Stock Purchase Contracts have been duly authorized by all requisite corporate action and when executed and delivered by an Authorized Officer (as defined in the Resolutions) the Stock Purchase Contracts will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.
     3. When the specific terms of a series of Preferred Stock have been specified in a Certificate of Designation duly adopted by the Board of Directors or a duly authorized committee thereof, and such Certificate of Designation has been duly filed with the Secretary of State of Delaware, such series of Preferred Stock will have been duly authorized by all requisite corporate action and, upon issuance, delivery and payment therefor as may be described in any supplement to the Prospectus, or when issued upon valid exercise of Equity Warrants that have been duly authorized by all requisite corporate action and validly issued, or when issued pursuant to the terms of the Stock Purchase Contracts, shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.
     4. When the Guarantees have been duly authorized by all requisite corporate action and, when executed and delivered as specified in the Guarantee Agreement, in substantially the form filed as an exhibit to the Registration Statement, the Guarantees will constitute the valid and binding obligation of the Company, enforceable in accordance with its terms.
     5. Upon issuance, delivery and payment therefor as may be described in any supplement to the Prospectus, or when issued upon valid exercise of Equity Warrants that have been duly authorized by all requisite corporate action and validly issued, or when issued pursuant

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March 9, 2006

to the terms of the Stock Purchase Contracts, shares of Common Stock will be validly issued, fully paid and nonassessable.
     6. When the specific terms of a series of Depositary Shares have been specified in a Deposit Agreement executed and delivered by an Authorized Officer (as defined in the Resolutions), in substantially the form incorporated by reference as Exhibit 4.11 to the Registration Statement, the Depositary Shares established in such Deposit Agreement will have been duly authorized by all requisite corporate action and, upon issuance, delivery and payment therefor as described in any supplement to the Prospectus, will be validly issued, fully paid and nonassessable.
     7. When the specific terms of a series of Debt Warrants have been specified in a Warrant Agreement executed and delivered by an Authorized Officer (as defined in the Resolutions), in substantially the form incorporated by reference as Exhibit 4.9 to the Registration Statement, the Debt Warrants established in such Warrant Agreement will have been duly authorized by all requisite corporate action and, when executed and authenticated as specified in such Warrant Agreement and delivered against payment therefor pursuant to any terms that may be described in any supplement to the Prospectus and as specified by an Authorized Officer, will constitute valid and binding obligations of the Company, enforceable in accordance with the terms of such Debt Warrants.
     8. When the specific terms of a series of Equity Warrants have been specified in a Warrant Agreement executed and delivered by an Authorized Officer (as defined in the Resolutions), in substantially the form filed as Exhibit 4.12 to the Registration Statement, the Equity Warrants established in such Warrant Agreement will have been duly authorized by all requisite corporate action and, when executed and authenticated as specified in such Warrant Agreement and delivered against payment therefor pursuant to the terms described in the Registration Statement and as specified by an Authorized Officer, will constitute valid and binding obligations of the Company, enforceable in accordance with the terms of such Equity Warrants.
     The opinions set forth above are subject to the following qualifications and exceptions:
     (a) Our opinions in paragraphs 1, 2, 4, 7 and 8, above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors’ rights.
     (b) Our opinions in paragraphs 1, 2, 4, 7 and 8 above are subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).
     (c) Our opinion on paragraph 1, 2, 4, 7 and 8 above, insofar as they relate to indemnification provisions, are subject to the effect of federal and state securities laws and public policy relating thereto.

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March 9, 2006

     (d) In rendering the opinions set forth above, we have assumed that, at the time of the authentication and delivery of a series of Securities, the Resolutions referred to above will not have been modified or rescinded, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Securities, the Registration Statement will have been declared effective by the Commission and will continue to be effective, none of the particular terms of a series of Securities will violate any applicable law and neither the issuance and sale thereof nor the compliance by the Company with the terms thereof will result in a violation of any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company.
     (e) As of the date of this opinion, a judgment for money in an action based on a debt security denominated in a foreign currency or currency unit in a federal or State court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion into United States dollars of the foreign currency or currency unit in which a particular debt security is denominated will depend upon various factors, including which court renders the judgment. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a debt security would be required to render such judgment in the foreign currency or currency unit in which such debt security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.
     Our opinions expressed above are limited to the laws of the State of New York, the Delaware General Corporation Law and the federal laws of the United States of America.
     We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Validity of Securities” contained in the Prospectus included therein.

Very truly yours,
/s/ SQUIRE, SANDERS & DEMPSEY L.L.P.